UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 24, 2011
LL&E ROYALTY TRUST
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	1-8518 (Commission File Number)	76-6007940 (I.R.S. Employer Identification No.)
The Bank of New York Mellon Trust Company, N.A., Trustee
Global Corporate Trust
919 Congress Avenue
Austin, Texas 78701
(Address of principal executive offices)
Registrant’s Telephone Number, including area code: (800) 852-1422
Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 8.01.	Other Events.
As previously reported, on August 12, 2011, LL&E Royalty Trust convened a Special Meeting of Unitholders at the request of a Unitholder. The purpose of the Special Meeting was to vote on the Unitholder’s proposal to remove The Bank of New York Mellon Trust Company, N.A. as trustee of LL&E Royalty Trust, and appoint Premier Bank & Trust, National Association (“Premier”), as successor trustee. As previously reported, Premier withdrew its consent to serve as successor trustee shortly prior to the Special Meeting. Consequently, as previously reported, the Special Meeting was temporarily adjourned from day to day until 10:00 a.m. Eastern Time on August 24, 2011 to give Premier time in which to reconsider its decision.
The Special Meeting reconvened at 10:00 a.m. Eastern Time on August 24, 2011. At the Special Meeting, the removal of The Bank of New York Mellon Trust Company, N.A. as Trustee and appointment of Premier was approved by the Trust’s unitholders. However, as of the time of the Special Meeting, the Trustee had not received any communication from Premier indicating that it had reconsidered its willingness to serve as successor trustee. Consequently, neither the removal of The Bank of New York Mellon Trust Company, N.A. nor the appointment of Premier will occur unless Premier accepts its appointment by written notice of acceptance delivered to the Trustee by noon Eastern Time on August 26, 2011. A copy of the press release issued by the Trust regarding the forgoing is furnished herewith.
The Trust will file an additional report on Form 8-K reporting the vote totals within the applicable time period.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

99.1	LL&E Royalty Trust Press Release dated August 24, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LL&E Royalty Trust
By:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Mike Ulrich
	Name:	Mike Ulrich
	Title:	Vice President

Date: August 24, 2011